Exhibit 10.24
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                                                  Westland Financial Corporation
                     565 East 4500 South, Suite A-160 Salt Lake City, Utah 84107
                                               (801) 261-2226 FAX (801) 263-1991


July 10, 2002
PROGRESSIVE PURCHASE ORDER Number 7102002
         PARADIGM MEDICAL CORPORATION
         c/o Mr. Thomas F. Motter, Chairman and CEO
         2355 South 1070 West
         Salt Lake City, UT 84119



From:    Westland Financial Corporation

         Re: Valdespino Associate Enterprizes
         Mexico City & Salt Lake City



                          Purchase for use in Mexico:


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Quantity                                      Delivery             Terms
Shipping Date                   Price             Ext.


200 Sets*                    Progressive*                     l5% Down-Balance
COD          In groups 25    $350,000.00*   $70,000,000.00*




*Shipping will be based upon 25 Sets of equipment to geographical areas in


             Leasing, Accounts Receivable Management and Collection


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         *        Shipping will be based upon 25 Sets of equipment to
         geographical areas in Mexico by truck, air via common carrier
                  The quantity will be increased as additional groups are set up-the first group consists of 352 Doctors and Practitioners
                  The purchase order completion shall take place over two years. Financing shall be handled by Exim Bank and such other entities as chosen by clinic and practicioner
                  Import taxes and other assessments shall be covered with special procedure set up with 15% down payment
                  The price of $350,000.00 is based on a complete set of equipment, including accessories and maintenance, the price may be adjusted
                  The price will also include provision for training, and initial set up and installation-further training will also be available and service
                  The initial group of 25 shall begin in approximately 30-45 days and repeat in cycles thereafter until fulfilled.




         Footnote!

         Westland Financial Corporation specializes in leasing and renting of equipment, and acquired the Valdespino Group for Mexico and for other latin America Countries. Westland Financial Corporation plans to acquire clients in other countries throughout the world.

         All financing shall be completed as noted above on an individual or group basis with International Banks and financing entities. Westland Financial Corporation is not responsible for payment-that will be provided by banks and other financial entities. Insurance and assurances shall be provided by Penn International and such other entities as acceptable to Paradigm Corp.




          /s/ Mr. C. M. Alder
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         By: Mr. C. M. Alder, Vice President-Sales and International Marketing